Exhibit 99.1

ATLANTIC POWER LIMITED PARTNERSHIP

AND SUBSIDIARIES

Consolidated Financial Statements

For the Three and Nine Months Ended September 30, 2015

ATLANTIC POWER LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in millions of U.S. dollars)

	September 30,	December 31,
	2015	2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$34.7	$50.2
Accounts receivable	40.2	46.4
Inventory	14.0	16.2
Prepayments and other current assets	10.0	10.6
Refundable income taxes	—	0.7
Total current assets	98.9	124.1

Property, plant, and equipment, net	710.8	791.1
Equity investment in unconsolidated affiliate	127.2	135.0
Power purchase agreements and intangible assets, net	297.8	348.4
Goodwill	197.2	197.2
Derivative instruments asset	—	1.1
Deferred financing costs	32.7	36.5
Other assets	8.2	9.0
Total assets	$1,472.8	$1,642.4

Liabilities
Current liabilities:
Accounts payable	$5.0	$7.9
Related party payables	63.5	57.8
Income taxes payable	0.8	—
Accrued interest	2.6	0.2
Other accrued liabilities	16.2	20.5
Current portion of long-term debt	5.0	5.6
Current portion of derivative instruments liability	28.1	29.7
Other current liabilities	5.5	6.8
Total current liabilities	126.7	128.5

Long-term debt	637.7	717.5
Derivative instruments liability	17.7	35.4
Deferred income taxes	85.7	91.1
Power purchase and fuel supply agreement liabilities, net	28.4	33.4
Other long-term liabilities	51.3	53.8
Total liabilities	947.5	1,059.7

Commitments and contingencies

Equity
Partners’ capital	1,020.1	1,020.1
Accumulated other comprehensive loss	(117.8)	(65.9)
Retained deficit	(598.3)	(592.8)
Total Atlantic Power Limited Partnership equity	304.0	361.4
Preferred shares issued by a subsidiary company	221.3	221.3
Total equity	525.3	582.7
Total liabilities and equity	$1,472.8	$1,642.4

ATLANTIC POWER LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions of U.S. dollars)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Project revenue:
Energy sales	$38.9	$48.0	$131.7	$162.8
Energy capacity revenue	35.1	39.3	92.7	101.8
Other	18.0	19.1	58.8	67.3
	92.0	106.4	283.2	331.9
Project expenses:
Fuel	35.4	44.4	108.7	141.9
Operations and maintenance	20.3	22.1	67.7	66.8
Depreciation and amortization	24.5	27.8	74.6	83.4
	80.2	94.3	251.0	292.1
Project other income (expense):
Change in fair value of derivative instruments	5.5	2.9	10.2	20.4
Equity in earnings of unconsolidated affiliates	0.7	0.5	1.8	1.4
Interest expense, net	—	—	(0.1)	(6.2)
Impairment of goodwill and long-lived assets	—	(91.9)	—	(106.7)
	6.2	(88.5)	11.9	(91.1)
Project income (expense)	18.0	(76.4)	44.1	(51.3)

Administrative and other expenses (income):
Administration	0.2	0.1	0.5	0.2
Interest, net	11.2	12.7	34.9	56.8
Foreign exchange gain	(9.6)	(8.2)	(21.8)	(8.1)
	1.8	4.6	13.6	48.9
Income (loss) from continuing operations before income taxes	16.2	(81.0)	30.5	(100.2)
Income tax expense (benefit)	3.6	4.7	1.2	(5.2)
Net income (loss) from continuing operations	12.6	(85.7)	29.3	(95.0)
Net income from discontinued operations	—	—	—	2.0
Net income (loss)	12.6	(85.7)	29.3	(93.0)
Net income attributable to preferred shares of a subsidiary company	2.1	2.9	6.7	8.8
Net income (loss) attributable to Atlantic Power Limited Partnership	$10.5	$(88.6)	$22.6	$(101.8)

ATLANTIC POWER LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions of U.S. dollars)

(unaudited)

	Nine months ended September 30,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$29.3	$(92.9)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	74.6	83.4
Gain on sale of discontinued operation	—	(2.1)
Impairment charges	—	106.7
Distributions from unconsolidated affiliate	9.6	18.0
Equity in earnings from unconsolidated affiliate	(1.8)	(1.4)
Unrealized foreign exchange gain	(22.0)	(8.1)
Change in fair value of derivative instruments	(10.3)	(20.3)
Change in deferred income taxes	(2.3)	(8.9)
Change in other operating balances
Accounts receivable	6.2	(1.6)
Inventory	2.2	(4.2)
Prepayments, supplies and other assets	6.6	5.1
Accounts payable	(2.8)	12.0
Accruals and other liabilities	(5.1)	(14.9)
Cash flows provided by operating activities	84.2	70.8

Cash flows used in investing activities:
Proceeds from sale of discontinued operation, net	—	0.9
Purchase of property, plant and equipment	(8.8)	(10.7)
Cash flows used in investing activities	(8.8)	(9.8)

Cash flows used in financing activities:
Proceeds from senior secured term loan facility	—	600.0
Repayment of corporate and project-level debt	(56.1)	(462.3)
Contributions from parent	—	8.0
Distributions to parent	(28.1)	(152.1)
Deferred financing costs	—	(40.6)
Dividends paid on preferred shares of a subsidiary company	(6.7)	(11.9)
Cash flows used in financing activities	(90.9)	(58.9)

Net (decrease) increase in cash and cash equivalents	(15.5)	2.1
Cash and cash equivalents at beginning of period	50.2	29.8
Cash and cash equivalents at end of period	$34.7	$31.9

Supplemental cash flow information
Interest paid	$24.8	$58.5
Taxes paid	$3.3	$1.4